Exhibit 3.2

Document liumbet 20140307821-48 Filing Aim mil Inno 0412512014 3:45 PM finbly Number E0349822009-7 ditirOOK Oro.- ors, t414#114SAT60-00.7SCS 4. OF, iet* +011-41.'''4kilt For ettleak tfpinfigol (PIM**. WOO anti 'WOG -Afterlasuanosof Ste A) Nalila vorPiitr!itik: • Astriiivr011 Field:roa*y*, t The arlides have heart arOtari reftwa:..144te.barg if ave 4tyctei• . Nittileacprporidom A.41 AtietTleay and ketYclirigldc. TO-114011Y vv1tICA The atockfloldert hiAding shares nn POration Ontltena them t•P Oxetcista a !past a tiXatay of the voting power; of bUch050tiar proportion of the .14Am power, as may ba requEozietrithe case of a vots by thaserri or tolls& or as may be requited hwtha,Provisiops of the artioies of.irioetporation* have Voted in Watt of the**0,660010,00390 4. eiffativtttistip and itnye fAktig:Dge;05/4111201431:31) AM Eagan trnyit tivt4) tale( thari daYaafforthe earanatttaliven .. ,„..,,.-. V any#06800 aftodinera:*6:14,1:****" ava, prooreco- Or ST.W WOO brottlgr.491: t;L.40: tioss 40140 Vitntittrititf 0:10iii.,, *On italrilettlittecit be-appsoveq*.thovt*ja.alpetto ki. ttle-xa, rtla:M.vdre,ilbohdie*Liked of .01011.0*-00400.-1atillorfx4,41:11460biLoith'Ortfpik poiaii Keith doi. 3 V 10144.0§ictgid WI* D911Mckriert retiPtIM-1:4 limittitiOteili 1.411*(kina4filyt40 11940.'arliWfba CAPORttarr.t taiii.: '','1**400.010-**5.Mdit01110111tindaihniViatfithapitipaN.. dt 000,40/41)411§110 tirbO•• .••. . • .. • . • • .• • , 'rigs toort*tattio• • •• ii,Ytigii*:014 , ,, ,.• • *wok %away ,,,tr,ieatrate.id 1...i*,0%, 1,41-

Document liumbet 20140307821-48 Filing Aim mil Inno 0412512014 3:45 PM finbly Number E0349822009-7 ditirOOK Oro.- ors, t414#114SAT60-00.7SCS 4. OF, iet* +011-41.'''4kilt Forettleaktfpinfigol (PIM**. WOOanti 'WOG -Afterlasuanosof Ste A) Nalila vorPiitr!itik: • Astriiivr011 Field:roa*y*, t The arlides have heart arOtari reftwa:..144te.barg if ave 4tyctei• . Nittileacprporidom A.41 AtietTleay and ketYclirigldc. TO-114011Y vv1tICA The atockfloldert hiAding shares nn POration Ontltena them t•P Oxetcista a !past a tiXatay of the voting power; of bUch050tiar proportion of the .14Am power, as may ba requEozietrithe case of a vots by thaserri or tolls& or as may be requited hwtha,Provisiops of the artioies of.irioetporation* have Voted in Watt of the**0,660010,00390 4. eiffativtttistip and itnye fAktig:Dge;05/4111201431:31) AM Eagan trnyit tivt4) tale( thari daYaafforthe earanatttaliven . ,„..,,.-. V any#06800 aftodinera:*6:14,1:****" ava, prooreco- Or ST.W WOO brottlgr.491: t;L.40: tioss 40140 Vitntittrititf 0:10iii.,, *On italrilettlittecit be-appsoveq*.thovt*ja.alpetto ki. ttle-xa, rtla:M.vdre,ilbohdie*Liked of .01011.0*-00400.-1atillorfx4,41:11460biLoith'Ortfpik poiaii Keith doi. 3 V 10144.0§ictgid WI* D911Mckriert retiPtIM-1:4 limittitiOteili 1.411*(kina4filyt40 11940.'arliWfba CAPORttarr.t taiii.: '','1**400.010-**5.Mdit01110111tindaihniViatfithapitipaN.. dt 000,40/41)411§110 tirbO•• .••. . • . • . • • .• • , 'rigs toort*tattio• • •• ii,Ytigii*:014 , ,, ,.• • *wok %away ,,,tr,ieatrate.id 1...i*,0%, 1,41- ROSS MILLER Secratary of State 204 North Carona Street, Salto Carson City, Nevada 50701.4820 (775) 0844708 6150101, Businesa Number Wabiltel worarmvsos.gov Certificate of Designation (PURSUANT TO NRS 78.195ö) Filed in the Clarice of Secretary of State State Of Nevada E0349612009-7 Filing Number 20140605351-77 Filed On 08/22/2014 Number of Pages 7 use Bumf( 114R ONLY - DO NOT 141OHLRarr 1 Name of corporation: C9rtificAte of Designation For Nevada Profit gorporatiuns (Pursuant to NRS 78.1955) ABOVE SPADE IS FOR 01VICEME American Metals Recovery and Recycling Inc. 2, By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the folloVting tegarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock. Section 1. Definitions, For the purposes.heroot the following terms shall have the following meanings! 'Affiliate!" means any Person that, directly or indirectly through one or more intermediaries,.controls is controlled by or is under common control with a Person, as such terms-are used hi and construed under Rule 405 under the Securities Act. With respect to a Holder, any inVeStment ftind or managed account that I is managed on a discretionary basis by the same investment manager as such /folder will be deemed to be ar). Affiliate of such Holder. j •! "Business Day" means ally day except Saturday, Sunday, any day which shall be a federal legal holiday lin the United States or any day on which banking institutions in the State of New York are authorized or !required by law or other governmental action to close. 3. Effective date of tiling: (optional) L (must not be later than 00 days after the oertiffmte ss f8et1) Filing Foe: $175.09 IMPORTANT: Facture to Include any of the oboes information and subrnit with the proper fees may came this Ong to be rejected This Awn+ mum' bra accompanied by appropriate fees,